Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166947 on Form S-8 of Noranda Aluminum Holding Corporation of our report dated February 18, 2009, (relating to the 2008 financial statements of Gramercy Alumina LLC not presented separately herein) appearing in this Annual Report on Form 10-K of Noranda Aluminum Holding Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

March 7, 2011